                                                                    EXHIBIT 10.1


         ESCROW AGREEMENT, dated as of this 2nd day of January, 1997 (this "Agreement"), by and among Nabors Industries, Inc., a Delaware corporation (the "Parent"), all of the stockholders, and the holders of options to purchase shares of ADCOR-Nicklos Drilling Company, a Delaware corporation (the "Company"), listed on the signatory pages hereto (collectively, the "Stockholders"), collectively represented by Jack S. Blanton, Jr. as their attorney-in-fact (the "Stockholders' Representative"), and Bank One, Texas, N.A. (the "Escrow Agent").

                              W I T N E S S E T H

         WHEREAS, Parent and the Stockholders have entered into a Consent and Voting Agreement and Plan of Merger, dated as of December 20, 1996 (the "Acquisition Agreement"; terms not otherwise defined herein shall have the meaning ascribed to them in the Acquisition Agreement), by and among Parent, Nabors Acquisition Corp. 96, a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), and the Company and the Stockholders pursuant to which, at the Effective Time, Acquisition Sub will merge with and into the Company and, as a result, the Company will become a wholly-owned subsidiary of Parent;

         WHEREAS, the Acquisition Agreement contemplates that, at the Effective Time, an aggregate of $6,375,000 in deemed value (the "Indemnification Amount"), initially comprised of ten percent of the shares of common stock of Parent ("Parent Common Stock") to be issued at the Effective Time, be placed in escrow to secure certain of the obligations of the Stockholders provided for in the Acquisition Agreement and to be held and distributed by the Escrow Agent in accordance with the terms of this Agreement;

         WHEREAS, the parties to the Acquisition Agreement desire the Escrow Agent, which is an independent party and not a party to the Acquisition Agreement, to serve as Escrow Agent, as contemplated by the Acquisition Agreement, and the Escrow Agent is willing to serve as Escrow Agent pursuant to the provisions hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Appointment and Agreement of the Escrow Agent. Parent and the Stockholders hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

         2. Establishment of Escrow Account. At the Effective Time, Parent shall hold back and deliver to the Escrow Agent ten percent (10%) of the total number of shares of Parent Common Stock to be received pursuant to the Acquisition Agreement by the stockholders (other than holders of Dissenting Shares) and optionholders of the Company (such amounts held by the Escrow Agent from time to time pursuant hereto, the "Escrow Account").

         3. Purpose of the Escrow Account. The Escrow Account will be deposited with the Escrow Agent and held in escrow by the Escrow Agent to secure the certain of the obligations of the Stockholders provided for in the Acquisition Agreement.

         4. Stockholder Rights. (a) While any of the shares of Parent Common Stock are held in escrow ("Escrow Shares") in the Escrow Account, and pending distribution thereof to the Parent or the Stockholders, as the case may be, in accordance with the provisions of this Agreement, each Stockholder will have all rights with respect to the Escrow Shares issued in his or her name (including the right to vote such shares as set forth in Section 4(b) below), except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein.

         (b) Each Stockholder shall have the right to exercise any voting rights with respect to the Escrow Shares issued in his or her name by so directing the Escrow Agent. The Stockholders may replace the Stockholders' Representative with any other Person by the written agreement of Stockholders holding an interest in a majority of the

Escrow Shares delivered to the Parent and the Escrow Agent, which agreement must nominate the new Stockholders' Representative. In the absence of such directions, the Escrow Agent shall not vote any of the Escrow Shares.

         (c) Each Stockholder shall receive any dividends or other distributions in respect of the Escrow Shares issued in his or her name.

         (d) Each Stockholder shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Shares issued in his or her name.

         (e) Each Stockholder may, commencing on the later of (i) the date on which the Shelf Registration Statement is declared effective by the SEC and
(ii) the Financial Result Date, cause all (but not less than all) of its shares of Parent Common Stock held in the Escrow Account to be sold in accordance with the method of distribution set forth in the Shelf Registration Statement; provided that such Stockholder shall deposit in the Escrow Account no later than the Business Day after the settlement date of such sale an amount of cash equal to the proceeds of such sale, and further provided that such proceeds are greater than $18.75 per share of Parent Common Stock.

         5.      Distributions in Respect of Balance Sheet Claims.   (a) If the
Parent shall deliver to the Escrow Agent a certificate of the Parent, executed by an authorized officer of the Parent (a "Parent's Balance Sheet
Certificate"), which Parent's Balance Sheet Certificate shall:

                 (i) state that the Parent is entitled to receive an amount in compensation for a deficiency in the Company's common equity pursuant to Section 6.11 of the Acquisition Agreement (a "Balance Sheet Claim");

                 (ii)     state the aggregate amount of the Balance Sheet
          Claim; and

                 (iii)    specify the basis for the Balance Sheet Claim;

then the Escrow Agent shall, promptly, upon receipt of such Parent's Balance Sheet Certificate, deliver a copy of such Parent's Balance Sheet Certificate to the Stockholders' Representative. The Parent shall not deliver a Parent's Balance Sheet Certificate after the date that is sixty (60) calendar days following the Effective Time (or the next Business Day if such date is not a Business Day) (the "Balance Sheet Expiration Date").

                 (b) If the Stockholders' Representative shall object to the amount claimed in connection with the Parent's Balance Sheet Certificate, the Stockholders' Representative shall, within thirty (30) Business Days after delivery by the Escrow Agent to the Stockholders' Representative of such Parent's Balance Sheet Certificate, deliver to the Escrow Agent a certificate (a "Stockholders' Balance Sheet Certificate") (i) specifying the amount to which the Stockholders' Representative objects and (ii) specifying in reasonable detail the nature and basis for such objection. Promptly upon receipt of a Stockholders' Balance Sheet Certificate, the Escrow Agent shall deliver the Stockholders' Balance Sheet Certificate to the Parent. If the Escrow Agent shall not have received a Stockholders' Balance Sheet Certificate objecting to the amount claimed with respect to a Parent's Balance Sheet Certificate within thirty (30) Business Days after delivery to the Stockholders' Representative of a Parent's Balance Sheet Certificate, then the Stockholders shall be deemed to have acknowledged the correctness of the amount claimed on such Parent's Balance Sheet Certificate, and the Escrow Agent shall promptly thereafter transfer to the Parent, out of the Escrow Account, an amount equal to the full amount claimed in the Parent's Balance Sheet Certificate, in accordance with Section 5(d) hereof.

                 (c) If the Escrow Agent receives, within thirty (30) Business Days after delivery to the Stockholders' Representative of a Parent's Balance Sheet Certificate, a Stockholders' Balance Sheet Certificate objecting to the amount claimed on the Parent's Balance Sheet Certificate, the Escrow Agent shall transfer to the Parent, out of the Escrow Account in accordance with Section 5(d) hereof, an amount equal to the amount claimed in the Parent's Balance Sheet Certificate but not contested in the Stockholders' Balance Sheet Certificate, and shall not release further shares or funds from the Escrow Account except in accordance with (i) written instructions executed both by an authorized officer of the Parent and by the Stockholders' Representative or
(ii) an Accountant's Judgment (as defined below), promptly after which time the Escrow Agent shall transfer to the Parent, out of the Escrow Account, an amount





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equal to the full amount set forth in the written instructions or the judgment, as the case may be, in accordance with Section 5(d) hereof. An "Accountant's Judgment" means the determination by the accounting firm determined pursuant to
Section 6.11 of the Acquisition Agreement of the disposition of any dispute with respect to the Closing Balance Sheets, as contemplated by Section 6.11 of the Acquisition Agreement.

                 (d)      Any amounts payable to the Parent pursuant to this
Section 5 shall be allocated by the Escrow Agent against all Stockholders on a pro rata basis, and shall be paid by the Escrow Agent to the Parent in Escrow Shares (each with a deemed value of $18.75) and any cash deposited in lieu of Escrow Shares pursuant to Section 4(a) hereof.

                 6.       Distributions in Respect of Indemnities.   (a)  If
the Parent delivers to the Escrow Agent a certificate of the Parent, executed by an authorized officer of the Parent (a "Parent's Indemnity Certificate"), which Parent's Indemnity Certificate shall:

                 (i) state that the Parent is entitled to indemnification under Section 8.06 of the Acquisition Agreement (an "Indemnification Item");

                 (ii)     state the aggregate amount of such Indemnification
          Item; and

                 (iii) specify the nature and amount of each individual Indemnification Item,

then the Escrow Agent shall, promptly upon receipt of such Parent's Indemnity Certificate, deliver a copy of such Parent's Indemnity Certificate to the Stockholders' Representative.

                 (b) If the Stockholders' Representative shall object to any amount claimed in connection with any Indemnification Item specified in any Parent's Indemnity Certificate, the Stockholders' Representative shall, within thirty (30) calendar days after delivery by the Escrow Agent to the Stockholders' Representative of such Parent's Indemnity Certificate, deliver to the Escrow Agent a certificate (a "Stockholders' Indemnity Certificate"), (i) specifying each such amount to which the Stockholders' Representative objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Stockholders' Indemnity Certificate, the Escrow Agent shall deliver a copy of such Stockholders' Indemnity Certificate to the Parent. If the Escrow Agent shall not have received a Stockholders' Indemnity Certificate objecting to the amount claimed with respect to an Indemnification Item within thirty (30) calendar days after delivery to the Stockholders' Representative of a Parent's Indemnity Certificate specifying such Indemnification Item, the Stockholders shall be deemed to have acknowledged the correctness of the amount claimed on such Parent's Indemnity Certificate with respect to such Indemnification Item and the Escrow Agent shall promptly thereafter transfer to the Parent, out of the Escrow Account, an amount equal to the full amount claimed in the Parent's Indemnity Certificate, in accordance with Section 6(d) hereof.

                 (c) If the Escrow Agent receives, within thirty (30) Calendar Days after delivery to the Stockholders' Representative of a Parent's Indemnity Certificate, a Stockholders' Indemnity Certificate objecting to the amount claimed with respect to any Indemnification Item specified in such Parent's Indemnity Certificate, the amount so objected to shall be held by the Escrow Agent. The Escrow Agent shall transfer to the Parent, out of the Escrow Account in accordance with Section 6(d) hereof, an amount equal to the amount claimed in the Parent's Balance Sheet Certificate but not contested in the Stockholders' Balance Sheet Certificate, and shall not release further amounts from the Escrow Account except in accordance with either (i) written instructions executed both by an authorized officer of the Parent and by the Stockholders' Representative or (ii) a Final Arbitration Judgment (as defined below), promptly after which time the Escrow Agent shall transfer to the Parent, out of the Escrow Account, an amount equal to the full amount set forth in the written instructions or the judgment, as the case may be, in accordance with Section 6(d) hereof. A "Final Arbitration Judgment" means the final judgment of a panel of three (3) arbitrators as set forth in Section 8.06(c)(iii) of the Acquisition Agreement.

                 (d)      Any amounts payable to the Parent pursuant to this
Section 6 shall be allocated by the Escrow Agent against all Stockholders on a pro rata basis, and shall be paid by the Escrow Agent to the Parent in Escrow Shares with a deemed value of $18.75 and, if cash has been deposited pursuant to Section 4(e), in an amount of cash for each depositing Stockholder equal to the product of the number of Escrow Shares due for such Stockholder, multiplied by the sale proceeds per share for such Stockholder's Escrow Shares.





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                 7.       Final Distribution of Escrow Account.   Upon the
later of the expiration of (i) one (1) year from the Effective Time, (ii) the resolution of any then-pending arbitration proceedings contemplated by Section 6(c) or Section 15(b) hereof, and (iii) the final determination of any Third Party Claim in respect of a Loss, the Escrow Agent shall deliver all funds and Escrow Shares as follows:

                 (a) The Escrow Agent shall deliver to each Stockholder (other than holders of Dissenting Shares) that amount of cash and Escrow Shares remaining in the Escrow Account which was allocated to such stockholder; and

                 (b) The Escrow Agent shall deliver to the Parent, or to such Person or Persons as the Parent may designate in writing to the Escrow Agent, any and all remaining contents of the Escrow Account.

                 8. Maintenance of the Escrow Account; Selected Payments from the Escrow Account. (a) The Escrow Agent shall continue to maintain the Escrow Account until the termination of this Agreement.

                 (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination and distribution of the Escrow Account, the Escrow Agent shall, if so instructed in a writing duly signed both by an authorized officer of the Parent and any Stockholder, pay from the Escrow Account to the Parent or such Stockholder, as directed in such writing, the number of shares of Parent Common Stock, the amount of cash or the property so instructed, which amount may not exceed the amount remaining in the Escrow Account which is allocated to such Stockholder.

                 9. Investment of Escrow Account. The Escrow Agent shall invest and reinvest any moneys on deposit in the Escrow Account, unless joint written notice to the contrary is received from the Parent and the Stockholders' Representative, in the One Group U.S. Treasury Money Market Fund.

                 10. Assignment of Rights to the Escrow Account; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Parent and the Stockholders' Representative (which consent may be granted or withheld in the sole discretion of such Persons); provided, however, that the Parent may assign this Agreement to a wholly-owned subsidiary of the Parent without the consent of the Stockholders' Representative. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

                 11.      Other Duties of Escrow Agent.   (a)   Except as
expressly contemplated by this Agreement or by joint written instructions from the Parent and the Stockholders, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Account, except pursuant to final order of a competent arbitration panel or a court of competent jurisdiction.

                 (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

                 (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

                 (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.





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                 (e)      The Escrow Agent shall have no duty as to the
collection or protection of the Escrow Account or dividends, distributions or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds or property actually in its possession.

                 (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all reasonable expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. The Parent and the Stockholders shall be jointly and severally liable to the Escrow Agent for such fees and expenses. The Parent and the Stockholders agree that the Parent shall pay one-half of such fees and expenses and the remaining one-half shall be paid pro rata by the Stockholders.

                 (g) The Parent and the Stockholders (as a group) shall jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. The Parent, on the one hand, and the Stockholders, on the other hand, agree that they shall each pay one-half of such losses, liabilities and expenses. The Stockholders' obligation shall be several but not joint.

                 (h) The Escrow Agent may at any time resign by giving thirty (30) Business Days' prior written notice of resignation to the Parent and the Stockholders' Representative. The Parent and the Stockholders may at any time jointly remove the Escrow Agent by giving twenty (20) Business Days' written notice signed by the Parent and the Stockholders' Representative to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York, New York and assets in excess of $2 billion, and which shall be reasonably acceptable to a majority of the Stockholders, shall be appointed by the Parent by written instrument executed by the Parent and such Stockholders' Representative and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective, and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Parent, the Stockholders' Representative or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Account of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 20 Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Account until the earlier of receipt of designation of a successor Escrow Agent, a joint written instruction by the Parent and the Stockholders' Representative and termination of this Agreement in accordance with its terms.

                 (i) The Escrow Agent shall prepare and deliver to the Parent and the Stockholders' Representative at the end of each calendar month prior to termination of this Agreement a written account describing all transactions with respect to the Escrow Account during such calendar month.

                 12.      No Fractional Shares.    Notwithstanding anything to
the contrary in this Agreement, in the event that, under any of the provisions of this Agreement, the Escrow Agent would be required to deliver fractional interests in shares of Parent Common Stock to Stockholders, the Parent shall be entitled at its option to purchase from the Escrow Agent such number of shares of Parent Common Stock (or fractional interests therein) as shall be necessary to eliminate such fractional interests, at a purchase price equal to $18.75 per share. In such event, the Escrow Agent shall distribute to the Stockholders who would otherwise have been entitled to fractional interests in shares of Parent Common Stock the cash equivalent of such fractional interests, based upon the purchase price stated above.

                 13. Termination. This Escrow Agreement shall terminate on the date on which there are no funds, shares of Parent Common Stock or other property remaining in the Escrow Account.

                 14. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by





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delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

               (a)       if to the Parent:

                         Nabors Industries, Inc.
                         515 West Greens Road
                         Houston, Texas 77067
                         Attention: Anthony G. Petrello
                         Telecopier No.: (713) 775-8188

                         with a copy to:

                         Baker & McKenzie
                         805 Third Avenue
                         New York, New York 10022
                         Attention: Howard M. Berkower, Esq.
                         Telecopier No.: (212) 759-9133

               (b)       if to the Stockholders' Representative:

                         Jack S. Blanton, Jr.
                         700 Louisiana, Suite 3920
                         Houston, Texas 77002
                         Telecopier No.: (713) 222-2419

                         with a copy to:

                         Baker & Botts, L.L.P.
                         One Shell Plaza
                         910 Louisiana
                         Houston, Texas  77002-4995
                         Attention:  J. David Kirkland, Jr., Esq.
                         Telecopier No.:  (713) 229-1522

               (c)       if to the Stockholders:

                         Former Stockholders of ADCOR-Nicklos Drilling Company c/o Jack S. Blanton, Jr.
                         700 Louisiana, Suite 3920
                         Houston, Texas 77002
                         Telecopier No.: (713) 222-2419

                         with a copy to:

                         Baker & Botts, L.L.P.
                         One Shell Plaza
                         910 Louisiana
                         Houston, Texas  77002-4995
                         Attention:  J. David Kirkland, Jr., Esq.
                         Telecopier No.:  (713) 229-1522





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               (d)       if to the Escrow Agent:
                         Bank One, Texas, N.A.
                         910 Travis Street, Sixth Floor
                         Houston, Texas 77002
                         Attention: Corporate Trust Department
                         Telecopier No.: (713) 751-3930

         15. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that State.

         (b) Each of the Parent and the Stockholders hereby irrevocably agree that any disputes, claims or controversies between the Parent, on the one hand, and the Stockholders, on the other hand, regarding their respective rights and obligations hereunder shall be resolved by the Arbitration Panel in accordance with the procedures set forth in Section 8.06(c)(ii) of the Acquisition Agreement.

         (c) Each of the Parent, the Stockholders' Representative, the Stockholders and the Escrow Agent hereby (i) consents to the jurisdiction of any United States District Court located in the state of Delaware in connection with any disputes, claims or controversies regarding the rights and obligations of the Escrow Agent hereunder, (ii) agrees that process may be served upon such party (A) in any manner authorized by the laws of the State of Delaware, U.S.A. for service upon non-resident Persons or (B) by certified mail addressed to the Stockholders at the address therefor set forth in Section 14 and (iii) waives, and covenants not to assert or plead, any objection or defense which such party might otherwise have to such jurisdiction or process.

         16. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parent, the Stockholders' Representative and the Escrow Agent or (b) by a waiver in accordance with Section 17 of this Agreement.

         17. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         19. Entire Agreement. This Agreement and the Acquisition Agreement constitute the entire agreement of the parties hereto (except that this Agreement alone constitutes the entire agreement of the Escrow Agent) with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parent, the Stockholders and the Escrow Agent with respect to the subject matter hereof.

         20. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         21. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.





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         22.     Counterparts.   This Agreement may be executed in one or more
counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as manual delivery of an executed counterpart of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Agreement as of the date first written above.

PARENT:
              /s/  Daniel McLachlin
              -------------------------------------------------
              By:  Daniel McLachlin
              Its: Vice-President, Administration and Secretary

ESCROW AGENT:
              /s/  Josie Hixon
              --------------------------------------------------
              By:  Josie Hixon
              Its: Assistant Vice President

SHAREHOLDERS' REPRESENTATIVE,
ON BEHALF OF THE STOCKHOLDERS AND
OPTIONHOLDERS:

              /s/  Jack S. Blanton, Jr.
              --------------------------------------------------
                   Jack S. Blanton, Jr.





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